Exhibit 99.1

Press Release

Excelerate Energy Closes Acquisition of Integrated

LNG and Power Platform in Jamaica

THE WOODLANDS, TX, May 14, 2025 – Excelerate Energy, Inc. (NYSE: EE) (“Excelerate” or the “Company”) today announced that it has closed its acquisition of New Fortress Energy Inc.’s (Nasdaq: NFE) business in Jamaica (the “Acquisition”).

Under the terms of the purchase agreement, Excelerate has acquired the assets and operations of the Montego Bay liquified natural gas (“LNG”) Terminal, the Old Harbour LNG Terminal, and the Clarendon combined heat and power plant.

Subsequent to the announcement of the Acquisition, the Company successfully raised approximately $1.0 billion in equity and debt financings to fund the Acquisition. In the second quarter of 2025, Excelerate completed an equity offering of eight million shares of Class A common stock at a price per share of $26.50 for $212 million of gross proceeds, inclusive of the greenshoe. Also in the second quarter, Excelerate closed an $800 million offering of 8.000% senior unsecured notes due in 2030.

In connection with the closing of the Acquisition, the maturity of Excelerate’s senior secured revolving credit facility (the “Credit Agreement”) was extended from March 2027 to March 2029 and the total capacity available for borrowing under the Credit Agreement was increased from $350 million to $500 million. Also concurrently with the closing of the Acquisition, the Company used proceeds from the notes offering to repay in full the existing term loan under the Credit Agreement.

“The closing of this acquisition represents a significant step forward in the execution of Excelerate’s downstream expansion strategy,” said Steven Kobos, President and CEO of Excelerate. “These assets align seamlessly with our operational expertise and long-term LNG supply agreements, while also presenting promising opportunities for future growth. This acquisition enhances our financial outlook through its stable, long-term cash flows with predictable margins. We are confident that integrating this Jamaica platform will generate substantial value for our shareholders while advancing our mission to provide cleaner, more cost-effective natural gas solutions to the people of Jamaica.”

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services, including floating storage and regasification units, LNG import infrastructure development, and LNG and natural gas supply. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, London, Rio de Janeiro, Singapore, and Washington, DC.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our business strategy and plans, expansion plans and strategy, objectives of management for future operations, and expected benefits of the Acquisition, including its effects on our cash flows, shareholder value, and organic growth opportunities, are forward-looking statements.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, but not limited to, the following: our ability to realize the anticipated benefits of the Acquisition; our ability to manage the risks of the Acquisition; and other risks, uncertainties and factors set forth in any of our filings with the Securities and Exchange Commission (the “SEC”). These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside our control. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject and based on information available to us as of the date of this press release. While we believe that the statements provided herein are supported by information obtained in a reasonable manner, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com